SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held and adjourned to January 15, 1999. Kemper International Fund shareholders were asked to vote on three separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., approval of the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.) Limited and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For      Against   Abstain
      26,605,477   642,479  984,821

2) To approve the new Sub-Advisory Agreement for the fund with Scudder Investments (U.K.). This item was approved.

         For      Against    Abstain
      26,387,250   491,413  1,354,115

3) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment Objectives

         For      Against    Abstain
      21,850,625   1,376,506 2,199,343

Investment policies

         For      Against    Abstain
      21,847,725   1,379,293 2,199,456

Diversification

         For      Against    Abstain
      21,888,344   1,338,787 2,199,343

Borrowing

         For      Against    Abstain
      21,855,744   1,371,387 2,199,343

Senior securities

         For      Against    Abstain
      21,883,117   1,344,014 2,199,343

Concentration

         For      Against    Abstain
      21,879,254   1,347,877 2,199,343

Underwriting of securities

         For      Against    Abstain
      21,884,845   1,342,286 2,199,343

Investment in real estate

         For      Against    Abstain
      21,879,894   1,347,237 2,199,343

Purchase of commodities

         For      Against    Abstain
      21,873,770   1,353,361 2,199,343

Lending

         For       Against     Abstain
      21,874,304   1,352,827  2,199,343

Margin purchases and short sales

         For       Against     Abstain
      21,825,336   1,401,795  2,199,343

Pledging of assets

         For       Against     Abstain
      21,795,549   1,431,582  2,199,343

Purchases of options and warrants

         For       Against     Abstain
      21,856,215   1,370,916  2,199,343



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